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                                                                 EXHIBIT (a)(16)

                             THE GLENMEDE FUND, INC.

                             ARTICLES SUPPLEMENTARY

         THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of Glenmede Fund has classified 25 Million (25,000,000) authorized, unissued and unclassified shares of Glenmede Fund of the par value of $.001 per share, as Small Capitalization Growth Portfolio shares, pursuant to the following resolution adopted by the Board of Directors of Glenmede Fund on September 15, 1999:

                           RESOLVED, that effective upon making any necessary filings with the Maryland Department of Assessments and Taxation, pursuant to Article Fifth of Glenmede Fund's Articles of Amendment and
         Restatement: 25 Million (25,000,000) authorized, unissued and unclassified shares of Glenmede Fund (of the par value of $.001 per share and of the aggregate par value of 25 Thousand Dollars ($25,000) be, and hereby are, classified as Small Capitalization Growth Portfolio shares; and

                           FURTHER RESOLVED, that Small Capitalization Growth Portfolio shares shall have all the rights and privileges as set forth in Glenmede Fund's Articles of Amendment and Restatement.

         General
         -------

         SECOND: The shares of capital stock of Glenmede Fund classified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been classified by Glenmede Fund's Board of Directors under the authority contained in the Articles of Amendment and Restatement of Glenmede Fund.

         THIRD: These Articles Supplementary do not increase the authorized number of shares of Glenmede Fund or the aggregate par value thereof. The total number of shares of capital stock which Glenmede Fund is presently authorized to issue remains Two Billion Five Hundred Million (2,500,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Million Five Hundred Thousand ($2,500,000) of Common Stock classified as follows:


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                                                            Number of Shares of
         Name of Class                                    Common Stock Allocated
         -------------                                    ----------------------

         Government Cash Portfolio......................       700,000,000
         Tax-Exempt Cash Portfolio......................       500,000,000
         Core Fixed Income Portfolio....................       250,000,000
         International Portfolio........................       225,000,000
         Tax Managed Equity Portfolio...................       125,000,000
         Small Capitalization Equity Portfolio -........
           Advisor Shares...............................       200,000,000
           Institutional Shares.........................       100,000,000
         Institutional International Portfolio -........
           Institutional Shares.........................       145,000,000
           Flag Investors Series Class A Shares.........         5,000,000
         Large Cap Value Portfolio......................       125,000,000
         Emerging Markets Portfolio.....................        50,000,000
         Global Equity Portfolio........................        25,000,000
         Small Capitalization Growth Portfolio..........        25,000,000
         Unclassified...................................        25,000,000
                                                             -------------
                  Total.................................     2,500,000,000


         IN WITNESS WHEREOF, The Glenmede Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 11th day of October, 1999.



Attest:                                         THE GLENMEDE FUND, INC.
/s/ Michael P. Malloy                           /s/ Mary Ann B. Wirts
-------------------------                       --------------------------------
Michael P. Malloy                               Mary Ann B. Wirts
Secretary                                       President




         THE UNDERSIGNED, President of Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles Supplementary to the Charter to be the corporate act of Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                               /s/ Mary Ann B. Wirts
                                               --------------------------------
                                               Mary Ann B. Wirts
                                               President